ARTICLES OF AMENDMENT
                                     OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     THE KELLER MANUFACTURING COMPANY, INC.


     The undersigned officers of The Keller Manufacturing Company, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "BCL"), desiring to give notice to corporate action effectuating amendment of certain provisions of its Restated Articles of Incorporation, certify the following facts:

                                   ARTICLE I

     The name of the Corporation is The Keller Manufacturing Company, Inc.

                                   ARTICLE II

     Section 1. Text of the Amendment.

     The exact text of Article 4, Section 1 of the Restated Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendment"), now is as follows:

     Article 4, Section 1:

     The total number of shares which the Corporation shall have authority to issue is Eight Million (8,000,000) shares.

     Section 2. Date of Amendment's Adoption.

     The date of the adoption of the amendment is January 27, 1995.

                                   ARTICLE III

                           Manner of Adoption and Vote

     Section 1. Action by Directors.

     The Board of Directors of the Corporation, at meetings thereof, duly called, constituted and held on December 16, 1994, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendment that the provisions and terms of Article 4, Section 1 of its Restated Articles of Incorporation be amended so as to read as set forth in the Amendment; and called a meeting of such shareholders, to be held January 27, 1995, to adopt or reject the Amendment, unless the same were so approved prior to such date by unanimous written consent.

     Section 2. Action by  Shareholders.

     The Shareholders of the Corporation entitled to vote in respect of the Amendment, at a meeting thereof, duly called, constituted and held on January 27, 1995, at which a quorum of such shareholders was present adopted the Amendment.

     All holders of Common Shares of the Corporation were entitled to vote as a class in respect to the Amendment.

     The number of shares entitled to vote in respect of the Amendment, the number of shares voted in favor of the adoption of the Amendment, and the number of shares voted against such adoption are as follows:

        Shares outstanding:                                  1,971,062

        Shares entitled to vote:                             1,971,062

        Shares represented at Meeting:                       1,516,674

        Shares voted in favor:                               1,516,136

        Shares voted against:                                        0

     The number of votes cast for the amendment was sufficient for its approval.

     Section 3. Compliance With Legal Requirements.

     The manner of the adoption of the Amendment, and the vote by which it was adopted, constitute full legal compliance with the provisions of the BCL, the Restated Articles of Incorporation, and the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Restated Articles of Incorporation of the Corporation, and hereby verify, subject to the penalties of perjury, that the facts contained herein are true, this 27th day of January, 1995.

                            The Keller Manufacturing Company, Inc.


                            By:
                               ---------------------------------------
                                  (Signature)

                                  Robert W. Byrd, President and CEO
                                  (Printed Name and Title)


This instrument was prepared by Harry L. Gonso, Attorney at Law, ICE MILLER DONADIO & RYAN, 3400 One American Square, Box 82001, Indianapolis, Indiana 46282.